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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                CONTACTS:         Bob Lougee (508) 870-6771
---------------------                --------         Chet Lasell (508) 870-6617
Tuesday, January 15, 2002


                   ARCH WIRELESS FILES PLAN OF REORGANIZATION
                   ------------------------------------------

          RESTRUCTURING PLAN SUPPORTED BY MAJORITY OF SECURED CREDITORS

Westborough, MA (January 15, 2002) --- Arch Wireless, Inc. (OTCBB: ARCH), a leading provider of two-way wireless messaging and mobile information, today announced that it filed a joint plan of reorganization ("Joint Plan") for itself and its wholly owned subsidiaries with the United States Bankruptcy Court, District of Massachusetts, Western Division in connection with their Chapter 11 petitions filed on December 6, 2001. The company and its subsidiaries anticipate filing a Disclosure Statement relating to the Joint Plan by January 18, 2002.

Arch continues to operate in the normal course of business during the reorganization proceeding.

Arch said the Joint Plan implements the terms of its previously announced restructuring agreement with a majority of the company's secured creditors. Under terms of the Joint Plan, Arch Wireless, Inc. ("AWI") would issue new common stock and Arch Wireless Holdings, Inc. ("AWHI"), the operating subsidiary of AWI, would issue $200 million principal amount of 10% Senior Secured Notes due 2007 and $100 million principal amount of 12% Senior Subordinated Secured PIK Notes due 2009 in full satisfaction, release, discharge and cancellation of all existing debt obligations and equity securities of Arch and its subsidiaries.

Among the 21 Arch entities included in the Chapter 11 filing are: Arch Wireless, Inc., the parent company; Arch Wireless Communications, Inc. ("AWCI"), a wholly owned subsidiary and intermediate holding company which is the obligor on a portion of the company's debt; Arch Wireless Holdings, Inc. ("AWHI"), a wholly-owned subsidiary and the operating entity through which AWI conducts the majority of its business; and the direct and indirect subsidiaries of AWHI and certain other direct subsidiaries of Arch Wireless, Inc.

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Arch Wireless, Inc., headquartered in Westborough, Mass., is a leading two-way wireless Internet messaging and mobile information company with operations throughout the United States. The company offers a full range of wireless services to both business and retail customers, including wireless e-mail, two-way wireless messaging and mobile data, and paging through three regional divisions. Arch provides wireless services to customers in all 50 states, the District of Columbia, Puerto Rico, Canada, Mexico and in the Caribbean. Additional information on Arch Wireless is available on the Internet at www.arch.comhttp://www.arch.com/.

Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Arch's ability to operate in the normal course of business during the reorganization proceeding, restructure its debt and emerge from reorganization, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Arch's actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks associated with the potential that the reorganization will not be completed as anticipated, as well as other risks described from time to time in Arch's periodic reports and registration statements filed with the Securities and Exchange Commission. Although Arch believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Arch disclaims any intent or obligation to update any forward-looking statements.

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